Exhibit 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into, as of the date indicated below, by and between LegalZoom.com, Inc. (the “Company”) and Dan Wernikoff (“Executive”) (each, a “Party” and collectively, the “Parties”).

Executive is employed as the Company’s Chief Executive Officer pursuant to that certain Amended and Restated Employment Agreement, dated June 16, 2021 (the “Employment Agreement”). Executive and the Company have agreed to amend and restate certain of Executive’s employment terms and the Employment Agreement as set forth herein.
1.Amendment to Employment Agreement. The Parties have agreed that, effective January 1, 2022, the Executive’s Performance Bonus target amount set forth in Section 3(b) of the Employment Agreement shall be changed to 100% of the Executive’s Base Salary. All other terms and provisions of the Employment Agreement shall remain in full force and effect.
2.Misc. Terms and Provisions. This Amendment contains the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all other agreements between or among the Parties with respect to the subject matter hereof; provided, however, that this Amendment only modifies but does not supersede the Employment Agreement. This Amendment may be amended only with the written consent of each Party. This Amendment shall be governed by and construed in accordance with the laws of the State of California. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS HEREOF, the Parties have executed this Amendment as of this 21st day of April, 2022.

LegalZoom.com, Inc.

By: /s/ Jeffrey Stibel
Jeffrey Stibel, Chairman of the Board

/s/ Dan Wernikoff
_________________________________________
Dan Wernikoff